<u>**SERVICES AGREEMENT**</u>

This Services Agreement (the "Agreement") is made on 11 of February 2019.

BETWEEN:-

(1) **REPUBLIC POWER PTE LTD (UEN No. 201500006G),** a company incorporated in Singapore, having its registered address at 101 Upper Cross Street #07-10 Singapore (058357) (hereinafter referred to as "Client")

(2) **AD NAVITAS PTE LTD (UEN: 201320375W)**, incorporated and registered in Singapore whose registered office is at 12 Marina Boulevard #17-01 Marina Bay Financial Centre Singapore (018982) (hereinafter referred to as "Service Provider")

(hereinafter collectively referred to as "**Parties**" and individually referred to as "**Party**".)

IT IS HEREBY AGREED AS FOLLOWS

Commencement

1. The Services Agreement commences on 11 February 2019.

Scope of Services

2. During the Engagement, the Service Provider will provide the Services with reasonable subject matter expertise and in accordance with this Agreement

3. The Service Provider shall provide the client with Vehicle Armouring Services. Detail and specification of the service shall be agreed by both parties after in-depth discussion and on case by case basis.

Fees and Deposit

4. The Client will pay to the Service Provider in consideration of the provision of the Services the fee set out based on the specification of the service and the type of vehicle. Payment shall be made before the start of work.

5. Client shall pay the Service Provider minimally 1,000,000 (one million) SGD as security deposit. The amount of deposit may increase depending on quantum amount on the purchase order.

Termination

6. This Agreement may be terminated by any party 90 days upon written notice to the other party. The Client shall pay all outstanding payment to the Service Provider and security deposit shall be return to the client by the Service Provider upon termination of the agreement.

Warranty and Service Policy

7. Service provider warrants that the client and the end user will have Service Provider's full technical back up and service support both during and after the warranty period.

8. Service Provider does not cover any OEM vehicle parts and components that have not been modified or performed work on during the armoring process.

Confidentiality

9. The Service Provider shall keep confidential and procure their respective employees, agents servants and independent contractors appointed by them to keep confidential any Confidential Information disclosed by the Client and shall not use of disclose it to any person or use it for its own benefit, except for purposes of this Agreement.

Entire Agreement

10. Each party acknowledges that it has not entered into this Agreement in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement. No party shall have any claim for innocent or negligent misrepresentation on the basis of any statement in this Agreement.

11. Nothing in this Agreement purports to limit or exclude any liability for fraud.

Governing Law and Dispute Resolution

12. The Agreement shall be governed by and construed in accordance with the laws of Singapore and the parties agree to submit to the exclusive jurisdiction of the Singapore courts.

IN WITNESS WHEREOF the Parties have hereunto set their hands the day and the year first above written.

SIGNED BY)
________________)
For and on behalf of)
REPUBLIC POWER PTE LTD)
In the presence of:)

____
Signature of witness
Name of witness:

SIGNED BY)
________________)
For and on behalf of)
AD Navitas Pte Ltd)
In the presence of:)

____
Signature of witness
Name of witness: